Exhibit 1.1

REGENCY ENERGY PARTNERS LP

Common Units Representing Limited Partner Interests

Having an Aggregate Gross Sales Price Not to Exceed $1,000,000,000

Equity Distribution Agreement

January 8, 2015

Wells Fargo Securities, LLC,

Barclays Capital Inc.,

BNP Paribas Securities Corp.,

Citigroup Global Markets Inc.,

Credit Suisse Securities (USA) LLC,

Deutsche Bank Securities Inc.,

Goldman, Sachs & Co.,

J.P. Morgan Securities LLC, Jefferies LLC,

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated,

Mitsubishi UFJ Securities (USA), Inc.,

Morgan Stanley & Co. LLC,

RBC Capital Markets, LLC,

Scotia Capital (USA) Inc.,

SunTrust Robinson Humphrey, Inc.,

UBS Securities LLC, and

USCA Securities LLC.

c/o	Wells Fargo Securities, LLC

375 Park Avenue

New York, New York, 10152

Ladies and Gentlemen:

Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with each of Wells Fargo Securities, LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC, and USCA Securities LLC (each a “Manager,” and collectively, the “Managers”) as follows:

Regency GP LP, a Delaware limited partnership (the “General Partner”), serves as the general partner of the Partnership and Regency GP LLC, a Delaware limited liability company (“GP LLC”), serves as the general partner of the General Partner. The Partnership is the sole limited partner of Regency Gas Services LP, a Delaware limited partnership (the “Operating Partnership”), and the sole member of Regency OLP GP LLC, a Delaware limited liability company (the “Operating Partnership GP”), which serves as the general partner of the Operating Partnership. ETE GP Acquirer LLC (“ETE Acquirer”), a Delaware limited liability company and a wholly owned subsidiary of Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), is the sole owner of all of the membership interests in GP LLC and is the sole limited partner of the General Partner.

The Partnership, the General Partner and GP LLC are sometimes referred to herein collectively as the “Regency Entities.” The Operating Partnership, the Operating Partnership GP and the entities named in Schedule I hereto are referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries” and the Regency Entities and the Subsidiaries are sometimes referred to herein collectively as the “Partnership Entities.” Certain terms used herein are defined in Section 21 hereof.

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, each as a sales agent and/or principal, common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate gross sales price to the public not to exceed $1,000,000,000 (the “Units”) from time to time during the term of this Agreement on the terms set forth in Section 3 of this Agreement. For purposes of selling the Units through the Managers, the Partnership hereby appoints each Manager as an agent of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Units directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) with such Manager in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

2. Representations and Warranties. The Partnership represents and warrants to, and agrees with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Registration Statement. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-201030) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective under the Act. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x). Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) Registration Statement; Prospectus. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c) Disclosure Package. At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by the Managers specifically for use therein.

(d) Status as Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405) as of each relevant eligibility determination date for purposes of Rules 164 and 433.

(e) No Stop Orders. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Units.

(f) Regulation M. The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(g) Sales Agency Agreements. The Partnership is not currently party to any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Act.

(h) No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement and the Disclosure Package (or any amendment or supplement thereto), except as otherwise disclosed in the Registration Statement and the Disclosure Package or any amendment or supplement thereto, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Partnership and its Subsidiaries, considered as one entity (any such change, a “Material Adverse Effect”); and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Partnership, except for regular quarterly distributions on the Partnership’s Common Units and Series A Convertible Redeemable Preferred Units (the “Series A Units”), dividends paid to the Partnership or any of its Subsidiaries on any class of capital stock or repurchase or redemption by the Partnership or any of its Subsidiaries of any class of capital stock.

(i) Incorporation and Good Standing of the Partnership and Its Subsidiaries.

(i) Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its jurisdiction of its formation, with full limited partnership, limited liability company or corporate power and authority, as applicable, to own, lease and operate its properties and conduct its business as described in the Disclosure Package.

(ii) Each of the Partnership Entities is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(j) Capitalization. The authorized, issued and outstanding capitalization of the Partnership as of the Partnership’s most recently completed quarter or fiscal year is as set forth in the Partnership’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Commission, as applicable.

(k) Ownership of the General Partner Interest in the Partnership. As of the date of this Agreement, the General Partner is the sole general partner of the Partnership, with an approximate 0.7% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended at or prior to the Execution Time and each such time this representation is repeated or deemed to be made pursuant to this Agreement, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except for restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Registration Statement and the Disclosure Package), security interests, equities, charges or claims.

(l) Ownership of Certain Partnership Interests in the Partnership. As of the date of this Agreement, the limited partners of the Partnership own 409,406,482 Common Units, 1,912,569 Series A Units and 6,274,483 Class F Units, which Series A Units are convertible into Common Units at an initial conversion price of $18.30 per unit, subject to adjustment, and which Class F Units are convertible into Common Units on a one-for-one basis in May 2015. To the Partnership’s knowledge, ETE Acquirer and its affiliates own 88,529,775 Common Units, 6,274,483 Class F Units and no Series A Units.

(m) Ownership of the Subsidiaries. The Partnership owns 100% of the outstanding partnership interests, limited liability company interests or capital stock, as the case may be, in each of the Subsidiaries free and clear of all liens, encumbrances, security interests, equities, charges and claims, except for liens created pursuant to the Seventh Amended and Restated Credit Agreement, effective as of November 25, 2014, by and among the Operating Partnership, as Borrower, the Partnership and the other guarantors named therein and the lenders party thereto, as amended (the “Credit Agreement”). Such ownership interests are duly authorized and validly issued in accordance with the organizational documents of the respective Subsidiaries, and are fully paid (to the extent required under the respective organizational documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), in the case of a Delaware limited partnership, and by other similar provisions of the applicable law of the state in which such entity is formed). In the case of a Subsidiary that is a limited partnership, the general partner interests therein are duly authorized and validly issued in accordance with the applicable limited partnership agreement of such Subsidiary.

(n) Ownership of Partnership Interests in the General Partner. GP LLC owns .001% of the outstanding general partner interests in the General Partner and ETE Acquirer owns 99.999% of the outstanding limited partner interests in the General Partner; all of such interests in the General Partner are duly authorized and validly issued in accordance with the partnership agreement of the General Partner (as the same may be amended at or prior to the Execution Time and each such time this representation is repeated or deemed to be made pursuant to this Agreement, the “General Partner LP Agreement”) and are fully paid (to the extent required under the General Partner LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303,17-607 and 17-804 of the Delaware LP Act); and GP LLC and ETE Acquirer own such partnership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for liens created pursuant to the Senior Secured Term Loan Agreement, dated as of December 2, 2013, among ETE, Credit Suisse AG, Cayman Islands Branch, and the other lenders party thereto, the Credit Agreement dated as of December 2, 2013, among ETE, Credit Suisse AG, Cayman Islands Branch, and the other lenders party thereto, and the Indenture, dated as of September 20, 2010, between ETE and U.S. Bank National Association, as trustee, as supplemented from time to time (collectively, the “ETE Financing Agreements”).

(o) Ownership of Limited Liability Company Interests in GP LLC. ETE Acquirer owns 100% of the outstanding limited liability company interests in GP LLC; all of such interests are duly authorized and validly issued in accordance with the limited liability company agreement of GP LLC (as the same may be amended at or prior to the Execution Time and each such time this representation is repeated or deemed to be made pursuant to this Agreement, the “GP LLC Agreement”) and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and ETE Acquirer owns such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims except for liens created pursuant to the ETE Financing Agreements.

(p) No Other Subsidiaries. Other than (i) its direct or indirect ownership interests in the Subsidiaries and (ii) its indirect ownership interests in the entities listed on Schedule II hereto, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(q) The Units. At each Settlement Date and each Time of Delivery, if any, the Units to be issued and sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to any of the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement), non-assessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement and the Prospectus and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and free of any restriction upon voting or transfer thereof pursuant to the Partnership’s Certificate of Limited Partnership, the Partnership Agreement or any agreement or other instrument to which the Partnership is a party.

(r) No Options or Preemptive Rights. The holders of outstanding Common Units of the Partnership are not entitled to statutory, preemptive or other similar contractual rights to subscribe for the Units; and except as set forth in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interest in the Partnership are outstanding.

(s) Description of Units. The Units will conform in all material respects to the descriptions thereof in the Registration Statement and the Disclosure Package under the caption “Description of Our Common Units.”

(t) Non-Violation of Existing Instruments. No Partnership Entity is (i) in violation of its formation, governing or other organizational documents, or (ii) in breach or in violation of or in default under (nor has any event occurred which with notice, lapse of time or both, would result in any breach or violation of, constitute a default under) or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement and the Disclosure Package and, in the case of clause (ii) above, for any such breach, violation, default or acceleration that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement and any Terms Agreement by the Partnership and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under) (x) the organizational documents of any of the Partnership Entities, or (y) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the any of the Partnership Entities or (B) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under) or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound or affected, except as disclosed in the Registration Statement and the Disclosure Package and, in the case of clause (A)(y) and (B), for any such conflict, breach, violation or default that would not have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(u) No Further Authorizations or Approvals Required. Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Partnership’s execution, delivery and performance of this Agreement or any Terms Agreement and consummation of the transactions contemplated hereby and thereby, other than registration of the offer and sale of the Units under the Act, which has been or will be effected, and any necessary qualification under applicable securities or blue sky laws or under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(v) No Material Actions or Proceedings. Except as described in the Registration Statement and the Disclosure Package, there are no actions, suits, claims, investigations or proceedings pending or, to the Partnership’s knowledge after due inquiry, threatened, to which any of the Partnership Entities or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such actions, suits, claims, investigations or proceedings that would not result in any judgments, decrees or orders having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.

(w) Independent Accountants. (i) Each of (x) Grant Thornton LLP, who has certified the audited consolidated financial statements of the Partnership and the consolidated financial statements of each of Lone Star NGL LLC, a Delaware limited liability company, and RIGS Haynesville Partnership Co., a Delaware general partnership, which are incorporated by reference in the Registration Statement and the Disclosure Package and (y) PricewaterhouseCoopers LLP, whose reports on the financial statements of Midcontinent Express Pipeline LLC, a Delaware limited liability company, are included or incorporated by reference in the Registration Statement and the Disclosure Package containing an audit report, and, (ii) to the knowledge of the Partnership, KPMG LLP, who has certified the consolidated financial statements of (a) the midstream business of Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Eagle Rock Midstream Business”), and (b) PVR Partners, L.P., a Delaware limited partnership (“PVR”), each of which are included or incorporated by reference in the Registration Statement and the Disclosure Package containing an audit report, are, independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board (“PCAOB”) and are independent auditors as required under Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings.

(x) Preparation of Financial Statements of the Partnership and its Subsidiaries. The financial statements of the Partnership and its Subsidiaries included or incorporated by reference in the Registration Statement and the Disclosure Package, together with the related notes and schedules, present fairly the consolidated financial positions of the Partnership and its Subsidiaries purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities, as applicable, for the periods specified and have been prepared in all material respects in compliance with the requirements of the Act and Exchange Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved, except to the extent disclosed therein; all pro forma financial statements or data included or incorporated by reference in the Registration Statement and the Disclosure Package, comply in all material respects with the requirements of the Act (including, without limitation, Regulation S-X under the Act) and the Exchange Act (including, without limitation, Regulation G under the Exchange Act), Item 10 under Regulation S-K and Financial Accounting Standards Board Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are, in the Partnership’s judgment, reasonable; the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement and the Disclosure Package, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership Entities; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required.

(y) Preparation of Financial Statements of PVR and the Eagle Rock Midstream Business. To the Partnership’s knowledge, the financial statements of (i) PVR and its subsidiaries, and (ii) the Eagle Rock Midstream Business, in each case included or incorporated by reference in the Registration Statement and the Disclosure Package, together with the related notes and schedules, present fairly the consolidated financial positions of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity, stockholders’ equity and members’ equity, as applicable, of such entities for the periods specified.

(z) Authority. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, any Terms Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and to consummate the transactions contemplated under this Agreement and any Terms Agreement. All partnership or limited liability company action required to be taken by the Partnership, its unitholders or any of the Partnership Entities for (i) the authorization, issuance, sale and delivery of the Units, (ii) the execution and delivery by the Partnership of this Agreement and (iii) the consummation of the transactions contemplated by this Agreement has been validly taken. As of the date hereof, the Partnership Agreement, has been duly authorized, executed and delivered by GP LLC and is a valid and legally binding agreement of GP LLC, enforceable against GP LLC in accordance with its terms; provided that the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

(aa) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership.

(bb) Intellectual Property Rights. The Partnership Entities own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Disclosure Package, as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) All Necessary Permits, etc. Each of the Partnership Entities has all licenses, authorizations, consents and approvals of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement and the Disclosure Package, subject to such qualifications as may be set forth in the Registration Statement and the Disclosure Package, and except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permits, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) Title to Properties. Each of the Partnership Entities has good and indefeasible title to all real property (excluding easements or rights-of-way) and good and marketable title to all personal property described in the Registration Statement and the Disclosure Package, as being owned by each of them, which real and personal property shall be free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (i) as described, and subject to the limitations contained, in the Registration Statement and the Disclosure Package, (ii) that arise under or are expressly permitted by the Credit Agreement, or (iii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Disclosure Package. All the real and personal property described in the Registration Statement and the Disclosure Package as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of the Partnership as described in the Registration Statement and the Disclosure Package.

(ee) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-

way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement and the Disclosure Package, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement and the Disclosure Package that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement and the Disclosure Package, each of the Partnership Entities has fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments, individually or in the aggregate, that would not have a Material Adverse Effect; and, except as described in the Registration Statement and the Disclosure Package, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(ff) Tax Law Compliance. All material tax returns required to be filed by the Partnership Entities have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not have a Material Adverse Effect.

(gg) Partnership Entities Not an “Investment Company.” None of the Partnership Entities is, or as of the applicable Settlement Date or Time of Delivery, after receipt of payment for the Units and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Registration Statement and the Disclosure Package will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(hh) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses as the Partnership deems reasonably adequate; such insurance insures against such losses and risks to an extent that is reasonably adequate in accordance with customary industry practice to protect the Partnership Entities and their businesses. All such insurance is fully in force.

(ii) Contracts and Agreements. Except as disclosed in the Registration Statement and the Disclosure Package, the Partnership Entities have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement and the Disclosure Package, and no such termination or non-renewal has been threatened by the Partnership Entities or, to the knowledge of any Partnership Entity, any other party to any such contract or agreement.

(jj) No Restrictions on Dividends. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s shares of capital stock or other ownership interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary of the Partnership, except as described in or contemplated by the Registration Statement and the Disclosure Package.

(kk) No Price Stabilization or Manipulation. No Partnership Party has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ll) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement and the Disclosure Package or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(mm) Sarbanes-Oxley Compliance; Disclosure Controls. The Partnership has taken all necessary actions to ensure that the Partnership Entities and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) promulgated thereunder, including, but not limited to, establishing and maintaining and evaluating “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership is made known to the President and Chief Executive Officer and the Chief Financial Officer of GP LLC, by others within the Partnership, the General Partner and GP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(nn) Internal Controls and Procedures. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Partnership Entities are not aware of any material weaknesses in their internal control over financial reporting.

(oo) No Unlawful Contributions or Other Payments. None of the Partnership Entities, nor any director, officer or employee, nor, to the Partnership’s knowledge, any agent or representative of the Partnership Entities, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws, including but not limited to the Foreign Corrupt Practices Act of 1977, as amended, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(pp) No Conflict with Money Laundering Laws. The operations of the Partnership and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Partnership and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership and its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Partnership’s knowledge, threatened.

(qq) No Conflict with OFAC Laws.

(i) None of the Partnership Entities, nor any director, officer or employee thereof, nor, to the Partnership’s knowledge, any agent or representative of the Partnership or any of the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”); nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Partnership will not, directly or indirectly, use the proceeds of the offerings, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Partnership and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(rr) Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement and the Disclosure Package, each of the Partnership Entities and its properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement and the Disclosure Package, there are no past, present or, to the Partnership’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to any Partnership Entity under any Environmental Law or any actual or alleged release or threatened release or clean up at any location of any Hazardous Materials, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement and the Disclosure Package and except as would not, individually or in the aggregate, have a Material Adverse Effect, no Partnership Entity (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Partnership’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials. As used herein, “Environmental Law” means any federal, state or local laws or regulations relating to the protection of human health and safety and the environment, including those imposing liability or standards of conduct concerning any Hazardous Materials, and “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(ss) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Partnership Entities conduct a periodic review of the effect of the Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(tt) ERISA Compliance and Labor Matters. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Partnership’s knowledge, threatened against any of the Partnership Entities, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Partnership’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Partnership’s knowledge, threatened against any of the Partnership Entities, (C) no union representation dispute currently existing concerning the employees of any of the Partnership Entities, (D) no current or past violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of any of the Partnership Entities and (E) to the Partnership’s knowledge, no union organizing activities are currently taking place concerning the employees of any of the Partnership Entities.

(uu) Brokers. Other than the compensation pursuant to Section 3 of this Agreement or any Terms Agreement, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or any Terms Agreement.

(vv) No Outstanding Loans or Other Indebtedness. None of the Partnership, the General Partner or GP LLC has, directly, or indirectly through any subsidiary, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of GP LLC, or to or for any family member or affiliate of any director or executive officer of GP LLC.

(ww) Ratings. Except as otherwise disclosed in the Registration Statement and the Disclosure Package, no “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Partnership that it is considering imposing) any condition (financial or otherwise) on the Partnership’s retaining any rating assigned to the Partnership or any securities of the Partnership or (ii) has indicated to the Partnership that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Partnership or any securities of the Partnership.

(xx) Lending Relationship. Except as disclosed in the Registration Statement and the Disclosure Package, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of any Manager and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any Manager.

(yy) Statistical and Market Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement and the Disclosure Package, are based on or derived from sources that the management of GP LLC believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(zz) Interactive Data. The interactive data in eXtensbile Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Partnership and delivered to a Manager or counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to the Manager.

3. Sale and Delivery of Units.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, or directly to the Managers acting as principals, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold by any one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as authorized representatives on Schedule III hereto (the “Authorized Representatives”), has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement; provided, however, that the Partnership will only submit its orders to one of the Managers on a single day. The Partnership will designate the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the prevailing market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) at the time of sale of such Units;

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, (C) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement and (D) no Manager shall have an obligation to offer or sell any Units in the event an offer or sale of the Units on behalf of the Partnership may, in the judgment of such Manager, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, or such Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means set forth under Section 3(a)(iv) hereof.

(iii) The Partnership shall not authorize the issuance and sale of, and no Manager shall be obligated to use its reasonable efforts to sell, any Units at a price lower than the minimum price therefor designated from time to time by the Board of Directors of GP LLC (the “Board”), or a duly authorized committee thereof, and notified to the Managers in writing. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Units or to or through a market maker, (B) by any other method permitted by law, including but not limited to in privately negotiated transactions and (C) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to each Manager for sales of the Units with respect to which the Manager acts as sales agent under this Agreement shall not exceed, unless otherwise agreed between the parties, 2.0% of the gross sales price of the Units sold by such Manager pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when a Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The proceeds remaining after the deduction of the compensation to such Manager, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(vi) Each Manager shall provide written confirmation (by electronic mail) to the Partnership following the close of trading on the NYSE each day on which the Units are sold by such Manager under this Section 3(a) setting forth the aggregate number of Units sold on such day, the aggregate gross proceeds from such sales and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced quarterly in arrears from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through such Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to the applicable Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to any Manager to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If such Manager breaches this Agreement by failing to deliver the Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k) of this Agreement), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to conform to information contained in the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case, as amended or otherwise modified by the Disclosure Package as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by a Manager. The commitment of a Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by a Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with a Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

(d) Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1 of this Agreement, (ii) the aggregate amount of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount, if any, of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e) If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Subject to such further limitations on offers and sales of the Units or delivery of instructions to offer and sell the Units as are set forth herein and as may be mutually agreed upon by the Partnership and any Manager, the Partnership shall not request the sale of any Units that would be sold, and no Manager shall be obligated to sell during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information.

4. Agreements. The Partnership agrees with each Manager that:

(a) Registration Statement; No Stop Orders. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or where such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Act, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished to the Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which any Manager reasonably objects (not including any reports or documents required to be filed by the Partnership with the Commission in order to comply with the Exchange Act). The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement and using its reasonable best efforts to have such amendment declared effective as soon as practicable.

(b) Amendments. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Registration Statement or the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (and, in the case of the Disclosure Package, in the light of the circumstances under which they were made) not misleading, the Partnership will (i) notify promptly the Managers so that any use of the Registration Statement and the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Registration Statement and the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as each Manager may reasonably request.

(c) Continued Compliance with Securities Law. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or where such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to each Manager in such quantities as each Manager may reasonably request.

(d) Earnings Statement. As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Delivery of Copies. The Partnership will furnish to the Managers and counsel for the Managers, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Managers or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or where such prospectus is deemed to be delivered pursuant to Rule 153), as many copies of the Prospectus and any supplement thereto as each Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering

(f) Blue Sky and Other Qualifications. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign limited partnership.

(g) Free Writing Prospectuses. The Partnership agrees that it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

(h) Notice of Other Sales. The Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) giving the Managers at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) each Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that the Partnership may (w) issue and sell Common Units or restricted or phantom units pursuant to this Agreement or any Terms Agreement, any long-term incentive plan, employee units option plan, units ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time, (x) issue Common Units issuable upon the conversion of securities or the exercise of options or warrants outstanding at the Execution Time, (y) issue Common Units in connection with any acquisition announced prior to the Execution Time and (z) register securities as provided in any registration rights agreement included as an exhibit to the Registration Statement and any registration rights agreement publicly disclosed to be entered into by the Partnership in connection with any acquisition announced prior to the Execution Time.

(i) No Price Stabilization or Manipulation. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(j) Change of Circumstances. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k) Officers’ Certificates. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Units or an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) otherwise as a Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers forthwith, a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to conform to information contained in the Registration Statement and the Prospectus as amended or otherwise modified by the Disclosure Package as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l) Opinion of Partnership Counsel. On each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Latham & Watkins LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance reasonably satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) Opinion of Counsel to the Managers. On each Representation Date, Andrews Kurth LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) Comfort Letters. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Managers’ request and upon reasonable advance notice to the Partnership, the Partnership files with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Partnership shall cause Grant Thornton LLP, KPMG LLP and PricewaterhouseCoopers LLP (the “Accountants”), or other independent accountants satisfactory to the Managers, to furnish the Managers a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter; provided, however, that (1) with respect to the financials described in Section 2(w)(ii)(a) of this Agreement, KPMG LLP will have the obligation to deliver such letters only until the date that the Partnership files with the Commission its Annual Report on Form 10-K for the year ending December 31, 2015 and (2) with respect to the financials described in Section 2(w)(ii)(b) of this Agreement, KPMG LLP will have the obligation to deliver such letters only until the date that the Partnership files with the Commission its Annual Report on Form 10-K for the year ending December 31, 2014.

(o) Chief Financial Officer’s Certificate. Upon commencement of the offering of the Units under this Agreement and each time that the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, the Chief Financial Officer of the Partnership shall furnish or cause to be furnished to the Managers forthwith, a certificate dated and delivered as of such date, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement are true and correct as of such date.

(p) Due Diligence. At each Representation Date, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the Accountants. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by each Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as such Manager may reasonably request.

(q) Trading for Own Account. The Partnership consents to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r) Disclosure of Sales. The Partnership will disclose in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant period.

(s) Refusal of Purchase. If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(g) or 6(h) of this Agreement shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(t) Representations and Warranties. Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to each Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

(u) Listing. The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, of the maximum aggregate amount of Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(v) Reporting Requirements. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or where such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(w) DTC. The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(x) Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus under the heading “Use of Proceeds.”

(y) Form S-3 Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Units remain unsold by the Managers, the Partnership will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Units, in a form satisfactory to the Managers and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new shelf registration statement.

5. Payment of Expenses. The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (ix) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6. Conditions to the Obligations of each Manager. The obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a) Effectiveness of the Prospectus and Registration Statement. The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any material required to be filed by the Partnership pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) Opinion of Partnership Counsel. The Partnership shall have requested and caused Partnership Counsel to furnish to the Managers, on every date specified in Section 4(l) of this Agreement, its opinions, each dated as of such date and addressed to the Managers, substantially in the form attached hereto as Annex II-1, Annex II-2 and Annex II-3.

(c) Opinion of Counsel to the Managers. The Managers shall have received from Andrews Kurth LLP, counsel for the Managers, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) Officers’ Certificate. The Partnership shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(k) of this Agreement, a certificate of GP LLC, signed by the Chief Executive Officer and the principal financial or accounting officer, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Disclosure Package and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Partnership in this Agreement are true and correct on and as of such date with the same effect as if made on such date, and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Registration Statement and the Disclosure Package, there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Disclosure Package.

(e) Comfort Letters. The Partnership shall have requested and caused the Accountants to have furnished to the Managers, on every date specified in Section 4(n) hereof and to the extent requested by any Manager in connection with any offering of the Units, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, as follows:

(i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission;

(ii) the financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus and any Prospectus Supplement, together with the related notes and schedules, present fairly the consolidated financial positions of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities for the periods specified and have been prepared in all material respects in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent disclosed therein; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Base Prospectus and any Prospectus Supplement comply in all material respects with the requirements of the Act (including, without limitation, Regulation S-X under the Act) and the Exchange Act (including, without limitation, Regulation G under the Exchange Act), Item 10 under Regulation S-K and Financial Accounting Standards Board Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are, in the Partnership’s judgment, reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership Entities; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus that are not included or incorporated by reference as required; and

(iii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus Supplement, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

For the avoidance of doubt, such letter with respect to the financials described in (1) Section 2(w)(ii)(a) of this Agreement shall only be required to be provided by KPMG LLP for those dates prior to the filing with the Commission of the Partnership’s Annual Report on Form 10-K for the year ending December 31, 2015 and (2) Section 2(w)(ii)(b) of this Agreement, shall only be required to be provided by KPMG LLP for those dates prior to the filing with the Commission of the Partnership’s Annual Report on Form 10-K for the year ending December 31, 2014.

(f) Chief Financial Officer’s Certificate. Upon commencement of the offering of the Units under this Agreement and each time that the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, the Partnership shall have furnished or caused to be furnished to the Managers, as specified in Section 4(o) of this Agreement, a certificate of GP LLC, signed by the Chief Financial Officer, dated as of such date, to the effect that:

(i) such officer has reviewed the financial information of the Partnership (i) for the period from May 26, 2010 to December 31, 2010, (ii) for the period from January 1, 2010 to May 25, 2010, and (iii) for the year ended December 31, 2009 (collectively, the “Financial Information”), and that the Financial Information is incorporated by reference into the Registration Statement and Prospectus;

(ii) the Financial Information is derived from the Partnership’s financial statements for the periods indicated that were audited by KPMG LLP; and

(iii) nothing has come to such officer’s attention that has caused such officer to believe that the Financial Information is inaccurate in any material respect.

(g) No Material Change. Between the Execution Time and the time of any sale of Units through any Manager, there shall not have occurred any development that, in the judgment of such Manager, could have a Material Adverse Effect, taken as a whole from that set forth in the Registration Statement and the Disclosure Package (in each case, exclusive of any amendment or supplement thereto) that makes it, in such Manager’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Registration Statement or the Disclosure Package.

(h) Downgrading. Between the Execution Time and the time of any sale of Units through any Manager, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) FINRA. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j) Listing. The Units shall have been listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Managers.

(k) Additional Documents. Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Manager such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Andrews Kurth LLP, counsel for the Manager, at 600 Travis Street, Suite 4200, Houston, Texas 77002, or electronically if agreed to by the parties, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Partnership agrees to indemnify and hold harmless each Manager, the directors, officers, employees, affiliates who have, or who are alleged to have, participated in the distribution of the Units as sales agents or have otherwise been deemed to be part of the sales effort, and agents of each Manager and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Base Prospectus or the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) result from the use of any issuer free writing prospectus (as defined in Rule 433) or prospectus, other than the Prospectus, relating to the Units, whether or not filed by the Partnership or on its behalf; provided, however, that this indemnity does not apply to the extent any such issuer free writing prospectus or prospectus is also used by any Manager. The Partnership agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending, or preparing to defend against, any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the written information furnished to the Partnership by the Managers as identified in Section 7(e) below. This indemnity agreement will be in addition to any liability that the Partnership may otherwise have to any Manager or to any director, officer, employee, affiliate, agent or controlling person of any Manager.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Manager, but only with reference to the written information as identified in Section 7(e) below relating to the Managers furnished to the Partnership by the Managers specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Manager may otherwise have to the Partnership or to any director, officer who signs the Registration Statement or controlling person of the Partnership.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to each indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then the Partnership and each applicable Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and such Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by such Manager on the other from the offering of the Units; provided, however, that in no case shall such Manager be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Units placed by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and such Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of such Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by such Manager shall be deemed to be equal to the total underwriting discounts and commissions received by such Manager, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or such Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate who has, or who is alleged to have, participated in the distribution of the Units as a sales agent or has otherwise been deemed to be part of the sales effort, and agent of such Manager shall have the same rights to contribution as such Manager, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) Information Furnished by the Managers. The Partnership acknowledges that the following statements set forth in the Base Prospectus and the Prospectus Supplement constitute the only information furnished by or on behalf of the Managers as such information is referred to in Sections 2(b) and 2(c) hereof: the names of each Manager.

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(t) of this Agreement shall remain in full force and effect, (ii) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 15 of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until the earlier to occur of (i) termination pursuant to Sections 8(a) or 8(b) above or otherwise by mutual agreement of the parties and (ii) such date that the aggregate gross sales proceeds of the Units sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals $1,000,000,000; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Managers, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or its officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by any Manager or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to a Manager, will be mailed, delivered or telefaxed, as applicable to:

Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, (fax no: (212) 214-5918);

Barclays Capital Inc. (fax no.: (646) 834-8133) and confirmed to Barclays Capital Inc., at 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel;

BNP Paribas Securities Corp., 787 7th Avenue, New York, New York 10019;

Citigroup Global Markets Inc., Attention: General Counsel, 388 Greenwich Street, New York, New York 10012, (fax no: (646) 291-1469);

Credit Suisse Securities (USA) LLC, Attention: LCD-IBD, 11 Madison Avenue, New York, New York 10010;

Deutsche Bank Securities Inc., Attention: Equity Capital Markets - Syndicate Desk, 60 Wall Street, New York, New York 10005, (fax no: (212) 797-9344, with a copy to fax no: (212) 797-4564, Attention: General Counsel.

Goldman, Sachs & Co., Attention: Registration Department, 200 West Street, New York, New York 10282, (fax no: (212) 902-9316);

Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attn: General Counsel, (fax no.: (646) 619-4437);

J.P. Morgan Securities LLC, Attention: Special Equities Desk, 383 Madison Avenue, New York, New York 10179, (fax no.: (646) 441-4870);

Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, 8th Floor, New York, New York 10036, Attention: Thomas J. Opladen, Jr. (facsimile: (415) 835-2514), with a copy to Attention: David Moran (facsimile: (415) 835-2514);

Mitsubishi UFJ Securities (USA), Inc., Attention: Capital Markets Group, 1633 Broadway, 29th Floor, New York, New York 10019, (fax no.: (646) 434-3455);

Morgan Stanley & Co. LLC, Attention: Equity Syndicate Desk, 1585 Broadway, New York, New York 10036, with a copy to the legal department;

RBC Capital Markets, LLC, Attention: Equity Capital Markets, Three World Financial Center, 8th Floor, 200 Vesey Street, New York, New York 10281, (fax no: (212) 428-6260);

Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281;

SunTrust Robinson Humphrey, Inc., Attention: Equity Syndicate Department, 3333 Peachtree Road NE, Atlanta, Georgia 30326, (fax no: (404) 926-5995);

UBS Securities LLC, Attention: Syndicate, 1285 Avenue of the Americas, New York, New York 10019, (fax no.: (212) 520-0421); and

USCA Securities LLC, 1330 Post Oak Blvd., Suite 900, Houston, Texas 77056;

or, if sent to the Partnership, will be mailed, delivered or telefaxed to:

Regency Energy Partners LP (fax no.: (214) 840-5515) and confirmed to it at 2001 Bryan Street, Suite 3700, Dallas, Texas 75201, Attention: Chief Financial Officer.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Research Analyst Independence. The Partnership acknowledges that (a) the Managers’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Managers’ respective research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership, the value of the Common Units and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their respective independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership or its affiliates by any Manager’s investment banking division. The Partnership acknowledges that each of the Managers is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each of the Managers, as applicable, and any affiliate through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities and not as a fiduciary of the Partnership and (c) the Partnership’s engagement of each Manager in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that a Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

14. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Partnership and each of the Managers with respect to the subject matter hereof.

15. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. The Partnership and each of the Managers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19. Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

20. Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act, the Managers are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

21. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement and (iii) the public offering price of Units sold at the relevant Applicable Time.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153,” “Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and each Manager.

Very truly yours,

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner
By:	Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Wells Fargo Securities, LLC

By:	/s/ Gregory N. Ogborn

Name:	Gregory N. Ogborn
Title:	Vice President

Barclays Capital Inc.

By:	/s/ Victoria Hale

Name:	Victoria Hale
Title:	Vice President

BNP Paribas Securities Corp.

By:	/s/ Pierre Lampomme

Name:	Pierre Lampomme
Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Javier Artola

Name:	Javier Artola
Title:	Vice President

[Signature Page to Equity Distribution Agreement]

Credit Suisse Securities (USA) LLC

By:	/s/ Sean Tusin

Name:	Sean Tusin
Title:	Director

Deutsche Bank Securities Inc.

By:	/s/ Koung Kim

Name:	Koung Kim
Title:	Managing Director

By:	/s/ John Reed

Name:	John Reed
Title:	Director

Goldman, Sachs & Co.

By:	/s/ Matt Leavitt

Name:	Matt Leavitt
Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Adam S. Rosenblah

Name:	Adam S. Rosenblah
Title:	Executive Director

Jefferies LLC

By:	/s/ Brian D. Conner

Name:	Brian D. Conner
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Thomas Gardner

Name:	Thomas Gardner
Title:	Managing Director

Mitsubishi UFJ Securities (USA), Inc.

By:	/s/ David McMillan

Name:	David McMillan
Title:	Managing Director Head of Equity Capital Markets

Morgan Stanley & Co. LLC

By:	/s/ John Sartorius

Name:	John Sartorius
Title:	Vice President

RBC Capital Markets, LLC

By:	/s/ Clay Rigdon

Name:	Clay Rigdon
Title:	Vice President

Scotia Capital (USA) Inc.

By:	/s/ Josh Weismer

Name:	Josh Weismer
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

SunTrust Robinson Humphrey, Inc.

By:	/s/ Jonathan C. Biele

Name:	Jonathan C. Biele
Title:	Managing Director

UBS Securities LLC

By:	/s/ Bimal Amin

Name:	Bimal Amin
Title:	Director

By:	/s/ Scott Thelander

Name:	Scott Thelander
Title:	Associate Director

USCA Securities LLC

By:	/s/ William R. Holt

Name:	William R. Holt
Title:	Senior Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

SUBSIDIARIES

Regency Energy Finance Corp., a Delaware corporation

Regency Gas Services LP, a Delaware limited partnership

Regency Liquids Pipeline LLC, a Delaware limited liability company

Regency Field Services LLC, a Delaware limited liability company

Gulf States Transmission LLC, a Louisiana limited liability company

Regency Gas Utility LLC, a Delaware limited liability company

FrontStreet Hugoton LLC, a Delaware limited liability company

CDM Resource Management LLC, a Delaware limited liability company

CDM Holdings LLC, a Delaware limited liability company

CMA Pipeline Partnership, LLC, a Texas limited liability company

WGP-KHC, LLC, a Delaware limited liability company

Regency Haynesville Intrastate Gas LLC, a Delaware limited liability company

Regency Midcontinent Express LLC, a Delaware limited liability company

Regency Midstream LLC, a Delaware limited liability company

Regency Texas Pipeline LLC, a Delaware limited liability company

Regency Ranch JV LLC, a Delaware limited liability company

RGU West LLC, a Texas limited liability company

RHEP Crude LLC, a Texas limited liability company

Superior Gas Compression, LLC, a Texas limited liability company

RGP Marketing LLC, a Texas limited liability company

RGP Westex Gathering Inc., a Texas corporation

West Texas Gathering Company, a Delaware corporation

Regal Midstream LLC, a Delaware limited liability company

PVR Midstream JV Holdings LLC, a Delaware limited liability company

Regency Crude Marketing LLC, a Delaware limited liability company

Regency DeSoto Pipeline LLC, a Texas limited liability company

Regency DeSoto-Hesco Services LLC, a Texas limited liability company

Regency ERCP LLC, a Delaware limited liability company

Regency GOM LLC, a Texas limited liability company

Regency Hydrocarbons LLC, an Oklahoma limited liability company

Regency Laverne LLC, an Oklahoma limited liability company

Regency Logistics and Trading LLC, a Delaware limited liability company

Regency Mi Vida LLC, a Delaware limited liability company

Regency Pipeline, LLC, a Delaware limited liability company

Regency Quitman Gathering LLC, a Delaware limited liability company

Regency Utica Gas Gathering, LLC, a Delaware limited liability company

Regency Utica Holdco LLC, a Delaware limited liability company

Regency Vaughn Gathering LLC, a Texas limited liability company

Regency Marcellus Gas Gathering, LLC a Delaware limited liability company

Regency NEPA Gas Gathering LLC, a Texas limited liability company

Penn Virginia Operating Co., LLC, a Delaware limited liability company

Connect Gas Pipeline LLC, a Delaware limited liability company

Galveston Bay Gathering, LLC, a Texas limited liability company

Hesco Gathering Company, LLC, a Texas limited liability company

Hesco Pipeline Company, LLC, a Texas limited liability company

Midstream Gas Services, LLC, a Texas limited liability company

Dulcet Acquisition LLC, a Delaware limited liability company

Fieldcrest Resources LLC, a Delaware limited liability company

K Rail LLC, a Delaware limited liability company

Kanawha Rail LLC, a Virginia limited liability company

LJL, LLC, a West Virginia limited liability company

Loadout LLC, a Delaware limited liability company

Suncrest Resources, LLC, a Delaware limited liability company

Toney Fork LLC, a Delaware limited liability company

Kingsport Services LLC, a Delaware limited liability company

Kingsport Handling LLC, a Delaware limited liability company

Coal Handling Solutions LLC, a Delaware limited liability company

Maysville Handling LLC, a Delaware limited liability company

Covington Handling LLC, a Delaware limited liability company

SCHEDULE II

Edwards Lime Gathering, LLC, a Delaware limited liability company (indirect 60% membership interest)

ELG Oil LLC, a Delaware limited liability company (indirect 60% membership interest)

ELG Utility LLC, a Delaware limited liability company (indirect 60% membership interest)

Ohio River System, LLC, a Delaware limited liability company (indirect 75% membership interest)

RIGS Haynesville Partnership Co., a Delaware general partnership (indirect 49.99% partnership interest)

RIGS GP LLC, a Delaware limited liability company (indirect 49.99% membership interest)

Regency Intrastate Gas LP, a Delaware limited partnership (indirect 49.99% partnership interest)

Midcontinent Express Pipeline LLC, a Delaware limited liability company (indirect 50% membership interest)

Lone Star NGL LLC, a Delaware limited liability company (indirect 30% membership interest)

Ranch Westex JV LLC, a Delaware limited liability company (indirect 33.33% membership interest)

CBC/Leon Limited Partnership, an Oklahoma limited partnership (indirect 91% partnership interest)

Leon Limited Partnership I, an Oklahoma limited partnership (indirect 50% partnership interest)

Bright Star Partnership (indirect 6.9% partnership interest)

Aqua – PVR Water Services LLC, a Delaware limited liability company (indirect 51% membership interest)

Mi Vida JV LLC, a Delaware limited liability company (indirect 50% membership interest)

Sweeny Gathering, L.P., a Texas limited partnership (indirect 49% partnership interest)

SCHEDULE III

AUTHORIZED REPRESENTATIVES

Michael J. Bradley

Thomas E. Long

ANNEX I

[FORM OF TERMS AGREEMENT]

REGENCY ENERGY PARTNERS LP

Common Units Representing Limited Partners Interests

TERMS AGREEMENT

            , 2015

[Manager]

[Address]

[City, State Zip]

Ladies and Gentlemen:

Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), proposes and hereby agrees, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated January 8, 2015 (the “Equity Distribution Agreement”), among the Partnership and [Addressee Manager] and the other Managers party thereto, to issue and sell to [Addressee Manager] the securities specified in Schedule I hereto (the “Purchased Units”)[, and, solely for the purpose of covering over-allotments, to grant to [Addressee Manager] the option to purchase the additional securities specified in Schedule I hereto (the “Additional Units”)].

[[Addressee Manager] shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per unit to be paid by [Addressee Manager] to the Partnership for the Purchased Units. This option may be exercised by [Addressee Manager] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]1

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [Addressee Manager], as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the

[1]	Include this paragraph only if addressee Manager has an over-allotment option.

representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and the Time of Delivery] [, the Time of Delivery and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and the Time of Delivery] [, the Time of Delivery and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units and provided that such representations and warranties may be updated to reflect such necessary modifications as are not material and approved by the Managers in advance, such approval not to be unreasonably withheld.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Managers is now proposed to be filed with the Securities and Exchange Commission.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [Addressee Manager] and the Partnership.

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner
By:	Regency GP LLC, its general partner

By:
Name:
Title:

ACCEPTED as of the date first written above.

[Addressee Manager]

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:

Common Units representing limited partner interests

Number of Purchased Units:

[Number of Additional Units:]

Price to Public:

Purchase Price by [Addressee Manager]:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same-day funds.

Method of Delivery:

Free delivery of the Purchased Units to the [Addressee Manager’s] account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinion referred to in Section 4(l).

(2) The opinion referred to in Section 4(m).

(3) The accountants’ letters referred to in Section 4(n).

(4) The officers’ certificate referred to in Section 4(k).

(5) Such other documents as the [Addressee Manager] shall reasonably request.

ANNEX II-1

[Form of Legal Opinion of Partnership Counsel]

1.	GP LLC is a limited liability company under the laws of the State of Delaware, with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement and the Disclosure Package. With your consent, based solely on certificates from public officials, we confirm that GP LLC is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Texas.

2.	Each of the General Partner and the Partnership is a limited partnership under the laws of the State of Delaware, with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement and the Disclosure Package. With your consent, based solely on certificates from public officials, we confirm that each of the General Partner and the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Texas.

3.	The General Partner is the sole general partner of the Partnership, and the General Partner owns an approximate 0.7% general partner interest in the Partnership (the “GP Interest”) and all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”); such GP Interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner is the record holder of such GP Interest and Incentive Distribution Rights free and clear of all liens, claims, charges and encumbrances in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date with the Secretary of State of the State of Delaware.

4.	The execution, delivery and performance of this Agreement and any applicable Terms Agreement have been duly authorized by all necessary limited partnership action of the Partnership and this Agreement has been duly executed and delivered by the Partnership.

5.	The Units to be issued and sold by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when issued to and paid for by a Manager in accordance with the terms of this Agreement, will be validly issued and free of preemptive rights or other similar rights arising from the Partnership Governing Documents. Under the Delaware LP Act and the Partnership Agreement, purchasers of the Units will have no obligation to make further payments for their purchase of the Units or contributions to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership and no personal liability for the obligations of the Partnership, solely by reason of being limited partners of the Partnership.

6.	The equity securities of the Partnership, including the Units, the Class F Units, the Series A Units and the Incentive Distribution Rights, conform in all material respects to the description thereof contained in the Registration Statement and the Disclosure Package.

7.	The execution and delivery of this Agreement and the offer and sale of the Units by the Partnership to the Managers pursuant to this Agreement do not on the date of the opinion:

a.	violate the Partnership’s certificate of limited partnership or the Partnership Agreement;

b.	result in the breach of or a default under any of the Specified Agreements;

c.	violate any federal, New York or Texas statute, rule or regulation applicable to the Partnership or the Delaware LP Act; or

d.	require any consents, approvals, or authorizations to be obtained by the Partnership from, or any registrations, declarations or filings to be made by the Partnership with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Partnership or the Delaware LP Act on or prior to the date of the opinion that have not been obtained or made.

8.	The Registration Statement has become effective under the Act. With your consent, based solely upon review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporder.shtml at 9:00 a.m. Eastern Time on the date hereof, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act.

9.	Each of the Registration Statement at [the most recent effective date for purposes of form requirements], including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data included in, incorporated by reference in or omitted from the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

10.	The statements included in the Prospectus under the captions “Description of Our Common Units” and “How We Make Cash Distributions,” insofar as they purport to constitute a summary of the terms of the Units, are accurate descriptions or summaries in all material respects.

11.	The Partnership is not, and immediately after giving effect to the sale of the Units in accordance with this Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act.

ANNEX II-2

[Form of Negative Assurance Letter of Partnership Counsel]

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•	the Registration Statement, as of its most recent effective date on , 20 , including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the reports filed by the Partnership with the Commission and incorporated by reference in the Registration Statement or the Prospectus (the “Incorporated Documents” at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Prospectus, as of its date or as of the date of the opinion (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Incorporated Documents.

ANNEX III-3

[Form of Tax Opinion of Partnership Counsel]

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement and the Prospectus, our opinion that is filed as an exhibit to the current report on Form 8-K filed with the SEC on January 8, 2015 by the Partnership is confirmed, and you may rely upon such opinion as if it were addressed to you.